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[NEW YORK LIFE LOGO] The Company You Keep        NEW YORK LIFE INSURANCE COMPANY
                                                 51 Madison Avenue,
                                                 New York, NY  10010
                                                 (212) 576-3763

                                                 JONATHAN E. GAINES
                                                 Vice President and
                                                 Associate General Counsel

                                                       April 19, 1999

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.  20549

            RE: NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT-I INVESTMENT COMPANY ACT FILE NUMBER: 811-07798 SECURITIES ACT FILE NUMBER: 333-39157

Ladies and Gentlemen:

            This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 1 to the registration statement on Form S-6 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Universal Life Separate Account-I ("Separate Account-I"). Separate Account-I receives and invests premiums allocated to it under a survivorship variable universal life policy ("Policy"). The Policy is offered in the manner described in the Registration Statement.

            In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

             1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

             2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account-I shall be credited to or charged against Separate Account-I, without regard to other income, gains or losses of NYLIAC.


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Securities and Exchange Commission
April 19, 1999
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             3.    The Policies have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with their terms.

             4. Each owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC other than those provided in the Policy.

             I consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ JONATHAN E. GAINES

                                         Jonathan E. Gaines
                                         Vice President and
                                         Associate General Counsel